Exhibit 10.60

SECURITY AGREEMENT

SECURITY AGREEMENT made this 19th day of May, 2011 between OURPET’S COMPANY whose principal place of business is 1300 East Street, Fairport Harbor, Ohio 44077 (“Debtor”), and GROWTH CAPITAL CORP., having an address at IMG Center, 1360 East Ninth Street, Suite 350, Cleveland, Ohio 44060 (“Secured Party”).

In consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party, intending to be bound legally, agree as follows:

1.           Security Interest.

(a)           To secure prompt and complete payment and performance of the Obligations (as defined below), Debtor hereby pledges, assigns, transfers and grants to Secured Party a continuing security interest in all Equipment and Fixtures of the Debtor acquired with the proceeds of the loan by Debtor to Secured Party in the principal amount of $225,000.00, including but not limited to the Equipment described in Exhibit A now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest, wherever located or situated, and to the extent not otherwise included, all Supporting Obligations, Proceeds, (including condemnation proceeds), all Accessions and additions thereto and all substitutions and replacements therefore and products of any and all of the foregoing (hereinafter, collectively called the “Collateral”).

(b)           Debtor expressly acknowledges that the security interest granted hereunder shall remain as security for payment and performance of the Obligations, whether now existing or which may hereafter be incurred by future advances, or otherwise. The notice of the continuing grant of this security interest therefore shall not be required to be stated on the face of any document representing any such Obligations, nor otherwise identify it as being secured hereby.

2.           Definitions. The following terms shall have the following meanings:

(a)           “Equipment,” “Fixtures,” and “Supporting Obligations” shall have the meaning given to such terms in Article 9 of the UCC;

(b)           “Collateral” shall have the meaning assigned to it in Section 1 of this Agreement;

(c)           “Loan Documents” shall have the meaning given to such term in the Loan Agreement by and between Debtor and Secured Party of even date herewith.

(d)           Obligations” means any and all obligations, indebtedness, liabilities, guaranties, covenants and duties owing by Debtor to Secured Party, including without limitation, any obligations under any of the Financing Agreements, whether due or to become due, absolute or contingent, now existing or hereafter incurred or arising, whether or not otherwise guaranteed or secured and whether evidenced by any note or draft or documented on the books and records of Secured Party or otherwise on open account, including without limitation, all costs, expenses, fees, charges and attorneys' and other professional fees incurred by Secured Party in connection with, involving or related to the administration, protection, modification, collection, enforcement, preservation or defense of any of the Secured Party's rights with respect to any of the Obligations, the Collateral or any agreement, instrument or document evidencing, governing, securing or relating to any of the foregoing, including without limitation, all costs and expenses incurred in inspecting or surveying mortgaged real estate, if any, or conducting environmental studies or tests, and in connection with any “workout” or default resolution negotiations involving legal counsel or other professionals and any re-negotiation or restructuring of any of the Obligations;

(f)           “UCC” means the Uniform Commercial Code as in effect from time-to-time in the State of Ohio.

3.           Debtor's Representations and Warranties. Debtor represents and warrants to Secured Party as follows:

(a)           Good Standing and Qualification/Legal Capacity. The Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and is authorized and qualified to do business in the State of Ohio (“Debtor’s State”) and has all requisite power and authority to own and operate its properties and to carry on its business as now being conducted.  Debtor is not organized under the laws of any jurisdiction other than the Debtor’s State.

(b)           Office. The chief executive office and principal place of business of the Debtor, and the office where Debtor's books and records concerning Collateral are kept, is, and has been for at least six (6) months, at the address above.

(c)           Places of Business. The Debtor has no other places of business and locates no Collateral, specifically including books and records, at any location other than at Debtor's place of business set forth in the first paragraph of this Agreement.

(d)           Collateral. The Debtor is and shall continue to be the sole owner of the Collateral free and clear of all liens, encumbrances, security interests and claims except the liens granted to Secured Party; the Debtor is fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of the Collateral to Secured Party; all documents and agreements related to the Collateral shall be true and correct and in all respects what they purport to be; all signatures and endorsements that appear thereon shall be genuine and all signatories and endorsers shall have full capacity to contract; none of the transactions underlying or giving rise to the Collateral shall violate any applicable state or federal laws or regulations; all documents relating to the Collateral shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; and the Debtor agrees to defend the Collateral against the claims of all persons other than Secured Party.

4.           Affirmative Covenants of the Debtor. The Debtor covenants and agrees that from the date hereof until full and final payment and performance of all Obligations, the Debtor shall:

(a)           Insurance and Endorsement. (i) Keep the Collateral and Debtor’s other properties insured against loss or damage by flood (if applicable) and by fire and other hazards (so-called “All Risk” coverage) in amounts and with companies satisfactory to Secured Party to the same extent and covering such risks as is customary in the same or a similar business; maintain public liability coverage, including without limitation, products liability coverage, against claims for personal injuries or death; and maintain all worker’s compensation, employment or similar insurance as may be required by applicable law; (ii) All insurance shall contain such terms, be in such form, and be for such periods satisfactory to Secured Party, and be written by such carriers duly licensed by the State of Ohio and satisfactory to Secured Party.  Without limiting the generality of the foregoing, such insurance must provide that it may not be canceled without ten (10) days prior written notice to Secured Party.  The Debtor shall cause Secured Party to be endorsed as a loss payee with a long form Lender’s Loss Payable Clause, in form and substance acceptable to Secured Party on all such insurance.  In the event of a failure to provide and maintain insurance as herein provided, Secured Party may, at its option, provide such insurance and charge the amount thereof to the Debtor.  The Debtor shall furnish to Secured Party certificates or other satisfactory evidence of compliance with the foregoing insurance provisions.  The Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact, coupled with an interest, to make proofs of loss and claims for insurance, and to receive payments of the insurance and execute all documents, checks and drafts in connection with payment of the insurance.  Any Proceeds received by Secured Party shall be applied to the Obligations in such order and manner as Secured Party shall determine in its sole discretion, or shall be remitted to the Debtor, in either event at Secured Party’s sole discretion

(b)           Tax and Other Liens. Comply with all statutes and government regulations and pay all taxes (including withholdings), assessments, governmental charges or levies, or claims for labor, supplies, rent and other obligations made against it or its property which, if unpaid, might become a lien or charge against the Debtor or its properties.

(c)           Place of Business. Maintain its place of business and chief executive offices at the address set forth in the first paragraph of this Agreement.

(d)           Maintenance of Existence. Maintain its existence and comply with all valid and applicable statutes, rules and regulations, and maintain its properties in good repair, working order and operating condition. The Debtor shall immediately notify Secured Party of any event causing material loss in the value of its assets.

(e)           Collateral Duties. Do whatever Secured Party may request from time to time by way of obtaining, executing, delivering and filing financing statements, assignments, landlord's or mortgagee's waivers, and other notices and amendments and renewals thereof, and the Debtor will take any and all steps and observe such formalities as Secured Party may request in order to create and maintain a valid and enforceable first lien upon, pledge of, and first priority security interest in, any and all of the Collateral.  Secured Party is authorized to file financing statements without the signature of the Debtor and to execute and file such financing statements on behalf of the Debtor as specified by the UCC to perfect or maintain Secured Party's security interest in all of the Collateral. All charges, expenses and fees Secured Party may incur in filing any of the foregoing, together with reasonable costs and expenses of any lien search required by Secured Party, and any taxes relating thereto, shall be charged to the Debtor and added to the Obligations.

5.           Negative Covenants of the Debtor. The Debtor covenants and agrees that from the date hereof until full and final payment and performance of all Obligations, the Debtor shall not without the prior written consent of Secured Party:

(a)           Encumbrances. Incur or permit to exist any lien, mortgage, charge or other encumbrance against any of the Collateral, whether now owned or hereafter acquired, except  liens required or expressly permitted by this Agreement.

(b)           Sale, Lease, and/or License of Assets. Sell, lease, license or otherwise dispose of any of its assets, except for sales of inventory in the ordinary course of business.

(c)           Name Changes. Change its corporate name, identity or structure, or conduct its business under any trade name or style other than as set forth in this Agreement.

(d)           Maintenance of Collateral. Permit to incur or suffer any loss, theft, substantial damage or destruction of any of the Collateral which is not immediately replaced with Collateral of equal or greater value, or which is not fully covered by insurance, the proceeds of which shall have been endorsed over to Secured Party in accordance with the Loan Agreement.

(e)           Maintenance of Existence.  Fail to preserve and maintain its corporate existence in the jurisdiction of its incorporation, organization or formation.

(f)           UCC-3 Termination Statements.  File any UCC-3 termination statement affecting any UCC-1 Financing Statement in favor of the Secured Party.

           6.           Rights of Secured Party. Upon the occurrence of any Event of Default, Secured Party shall have the right to declare all of the Obligations to be immediately due and payable and shall then have the rights and remedies of a secured party under the UCC or under any other applicable law, including, without limitation, the right to take possession of the Collateral, and in addition thereto, the right to enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom and the right to occupy the Debtor's premises for the purposes of liquidating Collateral, including without limitation, conducting an auction thereon. Secured Party may require the Debtor to make the Collateral (to the extent the same is moveable) available to Secured Party at a place to be designated by Secured Party. Secured Party may, at its option, sell the Collateral on credit, and furthermore may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title or the like, which shall not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give the Debtor at least ten (10) days' prior written notice at the address of the Debtor set forth above (or at such other address or addresses as the Debtor shall specify in writing to Secured Party) of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the UCC) that reasonable notification be given of the time and place of such sale or other disposition. After deducting all costs and expenses of collection, storage, custody, sale or other disposition and delivery (including reasonable attorneys' fees) and all other reasonable charges against the Collateral, the residue of the Proceeds of any such sale or disposition shall be applied to the payment of the Obligations in such order of priority as Secured Party shall determine and any surplus shall be returned to the Debtor or to any person or party lawfully entitled thereto. In the event the Proceeds of any sale, lease or other disposition of the Collateral hereunder, including without limitation, the Proceeds from the collection of Accounts, are insufficient to pay all of the Obligations in full, the Debtor will be liable for the deficiency, together with interest thereon, at the maximum rate allowable by law, and the costs and expenses of collection of such deficiency, including (to the extent permitted by law) without limitation, attorneys' fees, expenses and disbursements.

7.           Right of Secured Party to Use and Operate Collateral, Etc. Upon the occurrence of any Event of Default, Secured Party shall have the right and power to take possession of all or any part of the Collateral, and to exclude the Debtor and all persons claiming under the Debtor wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same. Upon any such taking of possession, Secured Party without obligation to do so, may, from time to time, at the expense of the Debtor, make all such repairs, replacements, alterations, additions and improvements to the Collateral as Secured Party may deem proper. The Debtor hereby expressly waives any obligation of the Secured Party to process and/or prepare any Collateral prior to any sale or other disposition thereof.  Upon any taking of possession of all or any part of the Collateral, Secured Party shall have the right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of the Debtor in respect thereto as Secured Party shall reasonably deem best, including the right to enter into any and all such agreements with respect to the operation of the Collateral or any part thereof as Secured Party may see fit; and Secured Party shall be entitled to collect and receive all issues, profits, fees, revenues and other income of the same and every part thereof. Such issues, profits, fees, revenues and other income shall be applied to pay the expenses of holding and operating the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which Secured Party may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which Secured Party may be required or authorized to make under any provision of this Agreement (including legal costs and attorneys' fees). The remainder of such issues, profits, fees, revenues and other income shall be applied to the payment of the Obligations in such order of priority as Secured Party shall determine. Without limiting the generality of the foregoing, Secured Party shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Secured Party to enforce its rights and remedies hereunder in order to manage, protect and preserve the Collateral and continue the operation of the business of the Debtor and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payment of the Obligations as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.

8.           Events of Default. The Debtor shall be in default under this Agreement upon the happening of any of the following events or conditions (herein individually called an “Event of Default” and collectively called “Events of Default”):

(a)          Failure by Debtor to do anything required by the Note and other Loan Documents;
(b)          The occurrence of an Event of Default under the terms of any other Loan Document.

9.           Perfection.  The Debtor shall at any time and from time to time, at Debtor’s expense, take such steps as the Secured Party may reasonably request for the Secured Party (a) to obtain an acknowledgement, in form and substance satisfactory to the Secured Party, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Secured Party, (b) to obtain “control” of any Investment Property, Deposit Accounts, Letter-Of-Credit Rights or electronic Chattel Paper (as such terms are defined in the UCC), with any agreements establishing control to be in form and substance satisfactory to the Secured Party, (c) to obtain possession of all or any portion of the Collateral in order to perfect its security interest therein in addition to the filing of a financing statement, and (d) otherwise to insure the continued perfection and priority of the Secured Party’s security interest in any of the Collateral and of the preservation of its rights therein.

10.         Application of Payments.  To the extent that Debtor uses the proceeds of the loan secured hereby to purchase any Collateral, Debtor’s repayment shall be applied on a “first-in-first-out” basis so that the portion of said loan used to purchase a particular item of Collateral shall be paid in the chronological order Debtor purchased such Collateral.

11.         Termination; Assignment, Etc. This Agreement and the security interest in the Collateral created hereby shall terminate when all of the Obligations have been paid and finally discharged in full. No waiver by Secured Party or by any other holder of the Obligations of any default shall be effective unless in writing signed by Secured Party or such other holder nor shall any waiver granted on any one occasion operate as a waiver of any other default or of the same default on a future occasion. In the event of a sale or assignment by Secured Party of all or any of the Obligations held by Secured Party, Secured Party may assign or transfer its respective rights and interests under this Agreement in whole or in part to the purchaser or purchasers of such Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers and rights hereunder, and Secured Party shall thereafter be forever released and fully discharged from any liability or responsibility hereunder with respect to the rights and interests so assigned except that Secured Party shall be liable for damages suffered by the Debtor as a result of actions taken by Secured Party in bad faith or with willful misconduct.

12.         Notices. Except as otherwise provided herein, notice to the Debtor or to Secured Party shall be deemed to have been sufficiently given or served in accordance with the terms of the Loan Agreement.

13.         Miscellaneous. This Agreement shall inure to the benefit of and be binding upon Secured Party and the Debtor and their respective successors and assigns and all persons who become bound as a Debtor to this Agreement. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  The paragraph headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.

14.         Governing Law. Except as otherwise provided herein, this Agreement shall be governed by the laws of the State of Ohio and may not be amended except in writing.

15.         Waivers, Etc. The Debtor hereby waives presentment, demand, notice, protest and all other demands and notices in connection with this Agreement or the enforcement of Secured Party's rights hereunder or in connection with any Obligations or any Collateral and consents to and waives notice of: (a) the granting of renewals, extensions of time for payment or other indulgences to the Debtor or to any account debtor in respect of any account receivable of the Debtor; (b) substitution, release or surrender of any Collateral; (c) the addition or release of persons primarily or secondarily liable on any of the Obligations or on any account receivable or other Collateral; and (d) the acceptance of partial payments on any Obligations or on any account receivable or other Collateral and/or the settlement or compromise thereof. No delay or omission on the part of Secured Party in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.

OURPET’S COMPANY

By:	/s/ Steven Tsengas
Name:	Dr. Steven Tsengas
Title:	Chairman and CEO

GROWTH CAPITAL CORP.

By:	/s/ John Kropf
John Kropf, Executive Director